EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-39055, 333-43934, 333-51229, 333-58522 and 333-122387 on Form S-8 of Pericom Semiconductor Corporation of our reports dated September 10, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP
San Jose, California
September 10, 2008